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                                                                    EXHIBIT 5.1

                             FORM OF LEGAL OPINION

                                 July   , 2002

Citigroup Inc.
399 Park Avenue
New York, New York 10043

            Re:  Citigroup Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as special counsel to Citigroup Inc., a Delaware corporation ("Citigroup"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Citigroup with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

   The Registration Statement relates to the proposed issuance by Citigroup of up to 76,821,142 shares (the "Shares") of Citigroup common stock, par value $.01 per share (the "Common Stock"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 21, 2002, by and among Citigroup, Golden State Bancorp Inc., a Delaware corporation ("Golden State"), and Mercury Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Citigroup ( "Merger Sub").

   The Merger Agreement provides for the merger (the "Merger") of Golden State with and into Merger Sub, with Merger Sub continuing as the surviving corporation. The Registration Statement includes a proxy statement-prospectus (the "Proxy Statement-Prospectus") to be furnished to stockholders of Golden State in connection with their approval of the Merger.

   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

   In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement-Prospectus); (ii) the Certificate of Incorporation of Citigroup, as amended to the date hereof and currently in effect; (iii) the By-laws of Citigroup, as amended to the date hereof and currently in effect; (iv) the Merger Agreement; (v) certain resolutions of the Board of Directors of Citigroup relating to the transactions contemplated by the Merger Agreement and the Registration Statement; and (vi) a specimen certificate. representing the Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Citigroup and such agreements, certificates of public officials, certificates of officers or other representatives of Citigroup and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

   In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than Citigroup had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Citigroup and others.

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   For purposes of this opinion, we have assumed that prior to the issuance of any of the Shares: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the Merger will have become effective: and (iii) the certificates representing the Shares will have been duly executed by an authorized officer of the transfer agent for the Common Stock and will have been registered by the registrar for the Common Stock and will conform to the specimen thereof examined by us.

   Members of our firm are admitted to the Bars of the State of New York and Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware.

   Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in exchange for issued and outstanding shares of Golden State in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Proxy Statement-Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,